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                                                                   Exhibit 10.65





                   INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.

                        NON-QUALIFIED STOCK OPTION PLAN


                                  ARTICLE 1:

1.       ESTABLISHMENT; PURPOSE:

1.1. ESTABLISHMENT. Insurance Management Solutions Group, Inc., a Florida corporation, (the "Company") hereby establishes an incentive compensation plan to be known as the "Insurance Management Solutions Group, Inc. Non-Qualified Stock Option Plan" (the "Plan").

1.2. PURPOSE. The purpose of the Plan is to retain, motivate, and reward participating advisors and consultants of the Company and its subsidiaries through an award of shares of the Common Stock of the Company (the "Shares").

1.3. MAXIMUM NUMBER OF SHARES. The number of Shares to be issued under the Plan is 125,000, subject to adjustment as provided in Section 6.1.
         Such Shares may be issued through the purchase of either authorized and unissued Shares, or issued Shares acquired by the Company. If an Option is surrendered or for any other reason ceases to be exercisable in whole or in part, the Shares that are subject to such Option, but as to which the Option has not been exercised, shall again become available for offering under the Plan.

1.4. STATUS. No Award under the Plan is intended to qualify for special treatment or status under the Code.

                                  ARTICLE 2:

2.       DEFINITIONS:

2.1. DEFINITIONS. The following words and terms as used herein shall have that meaning set forth therefor in this Article 2 unless a different meaning is clearly required by the context.

         2.1.1. "Award" shall mean any Option granted or awarded under the Plan.

         2.1.2. "Award Agreement(s)" shall mean any document, agreement or certificate deemed by the Committee as necessary or advisable to be entered into with or delivered to a Participant in connection with the grant of an Award under the Plan.

         2.1.3. "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

         2.1.4.  "Committee" is defined in Article 3.1.



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         2.1.3.   "Code" shall mean the Internal Revenue Code of 1986, as
                  amended. Reference to a specific section of the Code shall include a reference to any successor provision.

         2.1.6. "Company" shall mean Insurance Management Solutions Group, Inc., a Florida corporation, and its successors.

         2.1.7.   "Effective Date" is defined in Section 6.6.3

         2.1.8. "Eligible Individual" shall mean any individual who is employed as a consultant or advisor by the Company that provides bona fide services not in connection with a capital raising transaction.

         2.1.9. "Fair Market Value" of the Shares shall mean the closing price on the date in question (or, if no Shares are traded on such day, on the next preceding day on which Shares were traded) of the Shares on the principal securities exchange in the United States on which such stock is listed, or if such Shares are not listed on a securities exchange in the United States, the closing price on such day in the over-the-counter market as reported by the National Association of Security Dealers Automated Quotation System (NASDAQ), or NASDAQ's successor, or if not reported on NASDAQ, the fair market value of such Shares as determined by the Committee in good faith and based on all relevant factors.

         2.1.10. "NSO" shall mean a nonqualified stock option granted in accordance with the provisions of Article 5 of the Plan.

         2.1.11.  "Option" shall mean an NSO.

         2.1.12. "Optionee" shall mean an Eligible Individual to whom an Option is granted under the Plan.

         2.1.13. "Participant" shall mean an Eligible Individual, who in accordance with the terms of the Plan, is approved by the Committee for participation in the Plan as a recipient of an Award and who receives an Award.

         2.1.14. "Plan" shall mean the Insurance Management Solutions Group, Inc. Non-Qualified Stock Option Plan, as set forth herein and as amended from time to time.

         2.1.15.  "Shares" shall mean shares of the common stock of the Company.

         2.1.16. "Subsidiary" shall mean any corporation that at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 424(f) of the Code.

2.2. USAGE. Whenever appropriate, words used in the singular shall be deemed to include the plural and vice versa, and the masculine gender shall be deemed to include the feminine gender.

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                                   ARTICLE 3

3.      ADMINISTRATION

3.1. COMMITTEE. This Plan shall be administered by a committee appointed by the Board of Directors (the "Committee"). The Committee shall consist of not less than two (2) nor more than five (5) persons, each of whom shall be a member of the Board and none of whom shall be eligible to participate under the Plan. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors.

3.2. ORGANIZATION. The Committee shall select one of its members as chairman, and shall hold meetings at such time and places as it may determine. The acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee.

3.3. POWER AND AUTHORITY. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion: (a) to determine from among Eligible Individuals those persons who shall become Participants; (b) to determine the nature, amount and terms and conditions of all Awards under the Plan, in accordance with and subject to the specific limitations and requirements set forth in the Plan; and
        (c) to interpret the Plan, the terms of all Awards and Award Agreements and any other agreement or instrument awarded, issued or entered into under the Plan, and to prescribe, amend and rescind rules and regulations with respect to the administration of the Plan. The interpretation and construction by the Committee of any provision of the Plan, any Award or any other agreement or instrument awarded, issued or entered into under the Plan, and all other determinations and decisions of the Committee pursuant to the provisions of the Plan, shall be final, conclusive and binding on all Participants and other affected persons. Notwithstanding the foregoing, the Committee shall only have authority within this Plan to issue Awards to a maximum of five Participants and up to a maximum 25,000 Shares per Participant.

3.4. DISCRETIONARY AUTHORITY. The Committee's decision to authorize the grant of an Award to an Eligible Individual at any time shall not require the Committee to authorize the grant of an Award to that employee at any other time or to any other employee at any time; nor shall its determination with respect to the size, type or terms and conditions of the Award to be granted to an Eligible Individual at any time require it to authorize the grant of an Award of the same type or size or with the same terms and conditions to that employee at any other time or to any other employee at any time. The Committee shall not be precluded from authorizing the grant of an Award to any Eligible Individual solely because the employee previously may have been granted an Award of any kind under the Plan. Furthermore, without limiting its authority, the Committee may condition the grant of an Award on a Participant providing appropriate investment representations and / or otherwise complying with state and federal rules and regulations that would enable the Company to meet applicable exceptions under state and federal securities laws.

3.5. NO LIABILITY. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.



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                                   ARTICLE 4

4.       INDIVIDUALS ELIGIBLE TO PARTICIPATE

4.1. GENERALLY. Any person, that provides bona fide services to the Company not in connection with a capital raising transaction, who is acting in the capacity of an advisor or consultant to the Company or to any Subsidiary of the Company on the date of a grant of an Award shall be an Eligible Individual, able to participate in the Plan in accordance with the terms of the Plan. The Committee shall have the sole power to determine if the eligibility requirements have been satisfied.

4.2. PARTICIPANT STATUS. In accordance with the provisions of Section 3.3, the Committee, in its sole discretion, from time to time may select from among Eligible Individuals persons to become Participants in the Plan. Any Eligible Individual so selected and who remains an Eligible Individual shall become a Participant upon the approval of such status by the Committee, which approval shall be conclusively evidenced by the award or grant of an Award to a Participant.


                                  ARTICLE 5

5.       TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

5.1. GRANT. Any NSO granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by certificates or agreements in such form as the Committee from time to time shall approve, which certificates or agreements shall comply with and be subject to the terms and conditions hereinafter specified. Upon the granting of any NSO, the Committee shall promptly cause the Optionee to be notified of the fact that such Option has been granted. The date on which the Committee approves the grant of a NSO shall be considered to be the date on which such Option is granted.

5.2. NUMBER OF SHARES. Each NSO shall state the number of Shares to which it pertains.

5.3. OPTION PRICE. Each NSO shall state the option price, which option price shall be determined by the Committee in its discretion and may be equal to, less than or greater than 100% of the Fair Market Value of the Shares on the date of grant.

5.4. METHOD OF EXERCISE. An Optionee may exercise a NSO during such time as may be permitted by the Option and the Plan by providing written notice to the Committee, tendering the purchase price in accordance with the provisions of Section 5.5, and complying with any other exercise requirements contained in the Option or promulgated from time to time by the Committee.

5.5. METHOD OF PAYMENT. Payment of the option price upon the exercise of the NSO shall be: (a) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company; (b) in the discretion of and in the manner determined by the Committee, by the delivery of Shares already owned by the Optionee; (c) by any other legally permissible means acceptable to the Committee at the time of grant of the Option (including cashless exercise as




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         permitted under the Federal Reserve Board's Regulation T, subject to applicable legal restrictions); or in the discretion of the Committee, through a combination of (a), (b) and (c) of this Section. If the option price is paid in whole or in part through the delivery of Shares, the decision of the Committee with respect to the Fair Market Value of such Shares shall be final and conclusive.

5.6.     TERM AND EXERCISE OF OPTIONS.

         5.6.1. Unless otherwise specified in writing by the Committee at the time of grant or in the Award Agreement, each NSO shall be exercisable, in whole or in part, only in accordance with the attached Vesting Schedule. To the extent not exercised, exercisable installments of NSOs shall be exercisable, in whole or in part, in any subsequent period, but not later than the expiration date of the Option. The Committee shall determine the expiration date of the Option at the time of the grant of the Option; provided, however, that no NSO shall be exercisable after the expiration of ten (10) years from the date it is granted. Not less than one hundred (100) Shares may be exercised at any one time unless the number exercised is the total number at the time exercisable under the Option.

         5.6.2. Within the limits described above, the Committee may impose additional requirements on the exercise of NSOs. When it deems special circumstances to exist, the Committee in its discretion may accelerate the time at which a NSO may be exercised if, under previously established exercise terms, such Option was not immediately exercisable in full, even if the acceleration would permit the Option to be exercised more rapidly than the vesting set forth in the attached Vesting Schedule, or as otherwise specified by the Committee, would permit.

5.7.     DEATH OR OTHER TERMINATION OF EMPLOYMENT.

         5.7.1. In the event that an Optionee shall cease to be employed by the Company or a Subsidiary for any reason other than his or her death, subject to the conditions that no NSO shall be exercisable after its expiration date, such Optionee shall have the right to exercise the NSO at any time within ninety
                  (90) days after such termination of employment to the extent his or her right to exercise such Option had accrued pursuant to this Article 5 at the date of such termination and had not previously been exercised; such ninety (90) day period shall be increased to one (1) year for any Optionee who ceases to be employed by the Company or a Subsidiary because he is disabled (within the meaning of Section 22(e)( 3) of the Code) or who dies during the ninety (90) day period, and the Option may be exercised within such extended time limit by the Optionee or in the case of death, the personal representative of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance. Whether an authorized leave of absence or absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Committee, whose determination shall be final and conclusive.

         5.7.2. In the event that an Optionee shall die while in the employ of the Company or a Subsidiary and shall not have fully exercised any NSO, the NSO may be exercised,




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                  subject to the conditions that no NSO shall be exercisable after its expiration date, to the extent that the Optionee's right to exercise such Option had accrued pursuant to this
                  Article 5 at the time of his or her death and had not previously been exercised, at any time within one (1) year after the Optionee's death, by the personal representative of the Optionee or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.

         5.7.3. No NSO shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution.

         5.7.4. During the lifetime of the Optionee, an NSO shall be exercisable only by him or her and shall not be assignable or transferable, and no other person shall acquire any rights therein.

5.8.     DELIVERY OF CERTIFICATES REPRESENTING SHARES.

         5.8.1. As soon as practicable after the exercise of a NSO, the Company shall deliver or cause to be delivered to the Optionee exercising the NSO a certificate or certificates representing the Shares purchased upon the exercise.

         5.8.2. Certificates representing Shares to be delivered to an Optionee under the Plan will be registered in the name of the Optionee, or if the Optionee so directs, by written notice to the Company, and to the extent permitted by applicable law, in the names of the Optionee and one such other person as may be designated by the Optionee, as joint tenants with rights of survivorship.

5.9. RIGHTS AS A STOCKHOLDER. An Optionee shall have no rights as a stockholder with respect to any Shares covered by his or her NSO until the date on which he or she becomes a record owner of the Shares purchased upon the exercise of the Option (the "record ownership date"). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions, or other rights for which the record date is prior to the record ownership date, except as provided in Article 6.


5.10. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify outstanding NSOs granted under the Plan, or accept the surrender of outstanding NSOs (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). The Committee shall not, however, modify any outstanding NSO so as to specify a lower option price or accept the surrender of outstanding NSOs and authorize the granting of new Options in substitution therefor specifying a lower option price. Notwithstanding the foregoing, however, no modification of an NSO shall, without the consent of the Optionee, alter or impair any of the rights or obligations under any NSO theretofore granted under the Plan.

5.11 LISTING AND REGISTRATION OF SHARES. Each NSO shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares covered thereby upon any securities exchange or under any state or federal laws, or



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         the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such NSO or the issuance or purchase of shares thereunder, such NSO may not be exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Notwithstanding anything in the Plan to the contrary, if the provisions of this Section become operative, and if, as a result thereof, the exercise of a NSO is delayed, then and in that event, the term of the NSO shall not be affected.

5.12. OTHER PROVISIONS. The NSO certificates or agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

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                                   ARTICLE 6

6.       MISCELLANEOUS

6.1.     STOCK ADJUSTMENTS.

         6.1.1. In the event of any increase or decrease in the number of issued Shares resulting from a stock split or other division or consolidation of shares or the payment of a stock dividend (but only on Shares) or any other increase or decrease in the number of Shares effected without any receipt of consideration by the Company, then, in any such event, the number of Shares that remain available under the Plan, the number of Shares covered by each outstanding Option, and the exercise price per Share covered by each outstanding Option, shall be proportionately and appropriately adjusted for any such increase or decrease.

         6.1.2. Subject to any required action by the stockholders, if any change occurs in the Shares by reason of any recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting Shares, then, in any such event, the number and type of Shares then covered by each outstanding Option, and the purchase price per Share covered by each outstanding Option, shall be proportionately and appropriately adjusted for any such change.

         6.1.3. In the event of a change in the Shares as presently constituted that is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be Shares within the meaning of the Plan.

         6.1.4. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by, and in the discretion of, the Committee, whose determination in that respect shall be final, binding and conclusive.

         6.1.5. Except as hereinabove expressly provided in this Section, an Eligible Individual or a Participant shall have no rights by reason of any division or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation, or spin-off of assets or stock of another corporation; and any issuance by the Company of shares of stock of any class, securities convertible into shares of stock of any class, or warrants or options for shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares or any Option granted but not yet issued.

         6.1.6. The existence of the Plan, or the grant of an Option under the Plan, shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate, or to dissolve, to liquidate, to sell, or to transfer all or any part of its business or assets.

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 6.2.    TAX ABSORPTION PAYMENTS.  The Company may, but is not required to, make a cash payment, either directly to any Participant or on a Participant's behalf, in an amount that the Committee estimates to be equal (after taking into account any federal and state taxes that the Committee estimates to be applicable to such cash payment) to any additional federal and state income taxes that are imposed upon a Participant as a result of the granting of any Award under the Plan (a "Tax Absorption Payment"). In determining the amount of any Tax Absorption Payment, the Committee may adopt such methods and assumptions as it considers appropriate, and it shall not be required to examine the individual tax liability of any Participant. The decision to make any Tax Absorption Payment shall be made by the Committee at the same time as the grant of the Award to which it relates.

6.3. AMENDMENT OF THE PLAN; TERMINATION. The Board shall have the right to revise, amend or terminate the Plan at any time without notice; provided, however, that without shareholder approval the Board may not
         (a) increase the aggregate number of Shares that may be issued pursuant to this Plan, (b) extend the period during which any Award may be granted, (c) extend the term of the Plan, or (d) modify the requirements as to eligibility for participation hereunder; provided, further, that no such action may be taken, without the consent of the Participant to whom any Award shall have been granted, that adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of this Plan is required by statute, or rules or regulations promulgated thereunder, or as otherwise permitted hereunder. The foregoing prohibitions in this Section shall not be affected by adjustments in shares and purchase price made in accordance with the provisions of Section 6.1.

6.4. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Shares or the exercise of Awards pursuant to the Plan will be used for general corporate purposes.

6.5. NO IMPLIED RIGHTS TO PARTICIPANTS. The existence of the Plan and the granting of Awards under the Plan shall in no way give any employee the right to continued employment or the right to receive any additional Awards or any additional compensation under the Plan, or otherwise provide any employee any rights not specifically set forth in the Plan or in any Option or Award Agreement.

6.6.     WITHHOLDING.

         6.6.1. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding or other tax due from the Company with respect to any amount payable and/or shares issuable under the Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any federal, state or local withholding tax liability.

         6.6.2. Subject to the consent of the Committee, with respect to the exercise of an NSO, a Participant may make an irrevocable election (an "Election") to (A) have shares of Common Stock otherwise issuable withheld, or (B) tender back to the Company shares of Common Stock or (C) deliver back to the Company previously acquired shares of



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                  Common Stock having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated tax obligations associated with the transaction. Such Election must be made by a Participant prior to the date on which the relevant tax obligation arises. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Award under this Plan that the right to make Elections shall not apply to such Awards.

         6.6.3. CONDITIONS PRECEDENT TO EFFECTIVENESS. The Plan shall become effective upon the satisfaction of all the following conditions, with the Effective Date of the Plan being the date that the last of the following conditions is satisfied:

                  6.6.3.1.   the adoption of the Plan by the Board of Directors;
                             and

                  6.6.3.2. the effectiveness of the Company's Registration Statement on Form S-1 relating to the Company's initial public offering, as filed with the SEC (File No. _____________________).






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                              VESTING SCHEDULE:




Number of Years from                      Percentage of Shares
Date Option is Granted                        Exercisable
----------------------                    ---------------------
     Less than 1 year                             0%
1 year but less than 2 years                     20%
2 years but less than 3 years                    40%
3 years but less than 4 years                    60%
4 years but less than 5 years                    80%
     5 years or more                            100%